UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2016

American CareSource Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33094	20-0428568
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1170 Peachtree Street, Suite 2350 Atlanta, Georgia 30309
(Address of Principal Executive Offices)

(404) 465-1000
(Registrant’s Telephone Number, Including Area Code) (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 8, 2016, American CareSource Holdings, Inc. (the “Company”) received a deficiency letter from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that as of January 8, 2016, the Company’s listed securities failed to maintain a minimum bid price of $1 per share for 30 consecutive days in violation of NASDAQ Listing Rule 5550(a)(2). The notification has no immediate effect on the listing of the Registrant’s common stock on The NASDAQ Capital Market and our common stock will continue to trade on The NASDAQ Capital Market under the symbol “GNOW.”

Under NASDAQ rules, the Company was granted a 180-day period within which to regain compliance. If at any time during this compliance period, the closing bid price of the Company’s listed securities is at least $1 for at least ten consecutive business days, NASDAQ will provide the Company with written confirmation of compliance and the matter will be closed. If the Company has not regained compliance within the 180-day period, the Company may be eligible for an additional 180 days to regain compliance if certain additional requirements are met, including the Company’s providing written notice to NASDAQ of its intention to cure the deficiency by effecting a reverse stock split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2016

AMERICAN CARESOURCE HOLDINGS, INC.
(Registrant)

By:	/s/ Adam S. Winger
Name:	Adam S. Winger
Title:	Vice President of Acquisitions, General Counsel and Interim Chief Financial Officer